Exhibit 1.1

19,400,000 Shares

PINNACLE AIRLINES CORP.

Common Stock, Par Value $.01 Per Share

UNDERWRITING AGREEMENT

November 20, 2003

November 20, 2003

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

Blaylock & Partners, L.P.

c/o  Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Dear Sirs and Mesdames:

State Street Bank and Trust Company (the “Selling Stockholder”), solely in its capacity as trustee of the Northwest Airlines, Inc. Defined Benefit Master Trust (the “Trust”) holding the assets of the Northwest Airlines Pension Plan for Contract Employees, the Northwest Airlines Pension Plan for Pilot Employees and the Northwest Airlines Pension Plan for Salaried Employees (each a “Plan”), propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 19,400,000 shares of the Common Stock, par value $.01 per share, of Pinnacle Airlines Corp., a Delaware corporation (the “Company”) (the “Firm Shares”).  The Selling Stockholder is selling the amount of Shares set forth opposite such Plan’s name in Schedule II hereto.

Northwest Airlines, Inc., a Minnesota corporation (“Northwest”), proposes to issue and sell to the several Underwriters not more than an additional 2,492,060 shares of the Company’s Common Stock, par value $.01 per share (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.  The shares of Common Stock, par value $.01 per share, of the Company are hereinafter referred to as the “Common Stock”.

Each share of Common Stock will have attached thereto one right (collectively, the “Rights”) to purchase one-hundredth of a share of Series B Preferred Stock, par value $0.01, of the Company.  The Rights will be issued pursuant to a Rights Agreement (the “Rights Agreement”), dated November [__], 2003, between the Company and Equiserve Trust Company, N.A., as Rights Agent.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of

Shares is hereinafter referred to as the “Prospectus”.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”).  The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein.

(c)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and Pinnacle Airlines, Inc. (“Pinnacle Airlines”), taken as a whole.  Pinnacle Airlines is the sole subsidiary of the Company,

(d)           Pinnacle Airlines has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Georgia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole; all of the issued shares of capital stock of Pinnacle Airlines have been duly and validly authorized and issued, are fully paid and non–assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e)           This Agreement has been duly authorized, executed and delivered by the Company.

(f)            Each of the agreements listed on Schedule III hereto has been, or will be on or prior to the Closing Date (as defined below), duly authorized, executed and delivered by the Company or Pinnacle Airlines, as the case may be, and is, or will be on or prior to the Closing Date, a valid and binding obligation of the Company or Pinnacle Airlines, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and no event of default or default on the part of either the Company or Pinnacle Airlines currently exists or is continuing under any of such agreements.

(g)           The Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(h)           The Shares to be sold by the Selling Stockholder and Northwest have been duly authorized and are validly issued, fully paid and non-assessable.

(i)            The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”.

(j)            The execution and delivery by the Company or Pinnacle Airlines, as the case may be, of, and the performance by the Company or Pinnacle Airlines of its obligations under, this Agreement and the agreements listed in Schedule III hereto will not contravene: (A) the certificate of incorporation or bylaws of the Company or Pinnacle Airlines, as the case may be, (B) any agreement or other instrument binding upon the Company or Pinnacle Airlines that is material to the Company and Pinnacle Airlines, taken as a whole, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Pinnacle Airlines, except for such contravention of clause (B) or (C) which would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or

Pinnacle Airlines of its obligations under this Agreement and the agreements listed in Schedule III hereto, except such as have previously been made or obtained under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Pinnacle Airlines, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l)            There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or Pinnacle Airlines is a party or to which any of the properties of the Company or Pinnacle Airlines is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)           The Company and Pinnacle Airlines (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole.

(p)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole.

(q)           Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and Pinnacle Airlines have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short–term debt or long–term debt of the Company and Pinnacle Airlines, except in each case (i), (ii) and (iii) as described in the Prospectus; and (iv) there has been no prohibition or suspension of the operation of Pinnacle Airlines’ aircraft, including as a result of action taken by the Federal Aviation Administration or the Department of Transportation.

(s)           The Company and Pinnacle Airlines have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and Pinnacle Airlines, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and Pinnacle Airlines; and any real property and buildings held under lease by the Company and Pinnacle Airlines are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and Pinnacle Airlines, in each case except as described in the Prospectus.

(t)            (i) Each of the Company and Pinnacle Airlines possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation and the Federal Aviation Administration, necessary to conduct the business now operated by it; (ii) the Company and Pinnacle Airlines are in compliance with the terms and conditions of all such Government Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Government Licenses or the failure of such Government Licenses to be in full force and effect would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole; and (iv) the Company and Pinnacle Airlines have not received any notice of proceedings relating to the revocation or modification of any such Government Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole.

(u)           The Company and Pinnacle Airlines own or possess, have the right to use, or can acquire the right to use on reasonable terms, all material patents, licenses, inventions, copyrights, know–how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor Pinnacle Airlines has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which has not yet been resolved and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole.

(v)           No material labor dispute with the employees of the Company or Pinnacle Airlines exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, and, except as described in the Prospectus, the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole.

(w)          The Company and Pinnacle Airlines are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor Pinnacle Airlines has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole, except as described in the Prospectus.

(x)            The Company and Pinnacle Airlines maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Pinnacle Airlines at the dates indicated and the statements of income, stockholders’ equity and cash flows of Pinnacle Airlines for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(z)            Pinnacle Airlines (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 401102.

(aa)         The sale of Shares to the Underwriters will not result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company or of Pinnacle Airlines delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.             Representations and Warranties of the Selling Stockholder and Northwest.  (I) The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)           The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene: (A) the Trust documents relating to any Plan, (B) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for such contravention of clause (B) or (C) that would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as have previously been made or obtained under the Securities Act or the Exchange Act, or as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)           Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than as created by this Agreement) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

(d)           Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder  may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

(II)           Northwest represents and warrants to and agrees with each of the Underwriters that:

(a)           Northwest has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

(b)           This Agreement has been duly authorized, executed and delivered by or on behalf of Northwest.

(c)           Each of the agreements listed on Schedule III hereto to which Northwest or Northwest Airlines Corporation is a party has been, or will be on or prior to the Closing Date, duly authorized, executed and delivered by Northwest or Northwest Airlines Corporation, respectively, and is, or will be on or prior to the Closing Date, a valid and binding obligation of Northwest or Northwest Airlines Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and no event of default or default on the part of Northwest or Northwest Airlines Corporation currently exists or is continuing under any of such agreements.

(d)           The execution and delivery by Northwest and Northwest Airlines Corporation of, and the performance by Northwest and Northwest Airlines Corporation of their respective obligations under, this Agreement and the agreements listed in Schedule III hereto to which Northwest and Northwest Airlines Corporation are parties will not contravene: (A) the certificate of incorporation or bylaws of Northwest and Northwest Airlines Corporation, respectively, (B) any agreement or other instrument binding upon Northwest and Northwest Airlines Corporation that is material to Northwest or Northwest Airlines Corporation, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Northwest and Northwest Airlines Corporation, except for such contravention of clause (B) or (C) that would not have a material adverse effect on Northwest and Northwest Airlines Corporation, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Northwest or Northwest Airlines Corporation, respectively, of its obligations under this Agreement and the agreements listed in Schedule III hereto to which Northwest or Northwest Airlines Corporation, respectively, is a party, except such as have previously been made or obtained under the Securities Act or the Exchange Act, or as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(e)           Northwest has, and on the Closing Date and the Option Closing Date will have, valid title to the Shares to be sold by Northwest free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by Northwest.

(f)            Upon payment for the Shares to be sold by Northwest pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, Northwest may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(h)           The sale of Shares to the Underwriters will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Any certificate signed by or on behalf of Northwest and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by Northwest to each Underwriter as to the matters covered thereby.

3.             Agreements to Sell and Purchase.  The Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder at $[______] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Northwest agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,492,060 Additional Shares at the Purchase Price.  If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify Northwest in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company, the Selling Stockholder and Northwest hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of stock options or awards of Common Stock under the Pinnacle Airlines Corp. 2003 Stock Incentive Plan, provided that no such options or awards shall be exercisable or vest during such 180-day period, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing [or] (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares [or (E) transfers of Shares by the Selling Stockholder to Northwest (Northwest acknowledges that any such Shares transferred to it would be subject to the restrictions contained in the foregoing sentence)].  In addition, the Selling Stockholder and Northwest agree that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

4.             Terms of Public Offering.  The Company, the Selling Stockholder and Northwest are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company, the Selling Stockholder and Northwest are further advised by you that the Shares are to be offered to the public initially at $[_______] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[______] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[_____] a share, to any Underwriter or to certain other dealers.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 26, 2003, or at such other time on the same or such other date, not later than December [__], 2003, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to Northwest in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [_______], 2003, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Pinnacle Airlines, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)           The Underwriters shall have received on the Closing Date (i) a certificate from the Company, dated the Closing Date and signed by an executive officer of the Company to the effect set forth in Section 6(a)(i) above and (ii) a certificate from each of the Company, the Selling Stockholder and Northwest, dated the Closing Date and signed by an executive officer of the Company, the Selling Stockholder or Northwest, as applicable, to the effect that the representations and warranties of the Company, the Selling Stockholder or Northwest, as applicable, contained in this Agreement are true and correct as of the Closing Date and that the Company, the Selling Stockholder and Northwest, as applicable, has or have complied with all of the agreements and satisfied all of the conditions on its or their part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering any such certificates may rely upon the best of their knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Company and Northwest, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B.

(d)           The Underwriters shall have received on the Closing Date an opinion of Michael Miller, Vice President, Law and Secretary for Northwest, dated the Closing Date, to the effect that:

(i)            Northwest has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(ii)           this Agreement has been duly authorized, executed and delivered by or on behalf of Northwest;

(iii)          the Airline Services Agreement listed on Schedule III hereto, as amended by Amendment No. 1 and Amendment No. 2 thereto, has been duly authorized, executed and delivered by Northwest and is a valid and binding obligation of Northwest enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and no event of default on the part of Northwest currently exists or is continuing under such agreement;

(iv)          the execution and delivery by Northwest and Northwest Airlines Corporation of, and the performance by Northwest and Northwest Airlines Corporation of their respective obligations under, this Agreement and the agreements listed in Schedule III hereto to which Northwest and Northwest Airlines Corporation are parties will not breach or violate: (A) the certificate of incorporation or bylaws of Northwest and Northwest Airlines Corporation, respectively, (B) any agreement or other instrument binding upon Northwest and Northwest Airlines Corporation that is filed as an exhibit to the Exchange Act filings of Northwest Airlines Corporation, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Northwest and Northwest Airlines Corporation, except for such breach or violation of clause (B) or (C) that would not have a material adverse effect on Northwest and Northwest Airlines Corporation, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Northwest or Northwest Airlines Corporation, respectively, of its obligations under this Agreement and the agreements listed in Schedule III hereto to which Northwest or Northwest Airlines Corporation, respectively, is a party, except such as have previously been made or obtained under the Securities Act or the Exchange Act, or as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares; and

(v)           Northwest has valid title to the Shares to be sold by it free and clear of all security interests, claims, liens, equities and other encumbrances, and Northwest has and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by it.

(e)           The Underwriters shall have received on the Closing Date an opinion of [______________], counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

(i)            this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(ii)           the execution and delivery by the Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not breach or violate: (A) the Trust documents relating to each Plan, (B) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for such breach or violation of clause (B) or (C) that would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as have previously been made or obtained under the Securities Act or the Exchange Act, or as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such as would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein;

(iii)          the Selling Stockholder has valid title to the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and

(iv)          upon payment for the Shares to be sold by such Selling Stockholder  pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder  may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            The Underwriters shall have received on the Closing Date an opinion of Troutman Sanders LLP, counsel for the Company and Pinnacle Airlines, dated the Closing Date, to the effect that:

(i)            Pinnacle Airlines has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Georgia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole; all of the issued shares of capital stock of Pinnacle Airlines have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)           The Underwriters shall have received on the Closing Date an opinion of Zuckert, Scoutt & Rasenberger, L.L.P., special regulatory counsel for the Company, dated the Closing Date, to the effect that:

(i)            Pinnacle Airlines (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2); (B) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15); and (C) holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals;

(ii)           Pinnacle Airlines holds Government Licenses issued by the U.S. Department of Transportation and the Federal Aviation Administration (“DOT Licenses”) necessary to conduct its commercial airline operations as described in the Prospectus, and Pinnacle Airlines is in compliance with the terms and conditions of all such DOT Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole, and all of the DOT Licenses are valid and in full force and effect, except where the invalidity of such DOT Licenses or the failure of such DOT Licenses to be in full force and effect would not have a material adverse effect on the Company and Pinnacle Airlines, taken as a whole, and no DOT Licenses held by Pinnacle Airlines are the subject of any “show cause” or other order of, or any proceeding before, or any investigation by, the U.S. Department of Transportation, which in the opinion of such counsel might reasonably result in a final order impairing the validity of such DOT Licenses; and

(iii)          the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption “Business — Regulation” fairly summarizes in all material respects such matters, documents or proceedings.

(h)           The Underwriters shall have received on the Closing Date an opinion of the Groom Law Group, special ERISA counsel for the Company and Northwest, dated the Closing Date, to the effect that the sale by the Selling Stockholder of Shares to the Underwriters should not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The opinions of Simpson Thacher & Bartlett LLP described in Section 6(c), the opinion of Troutman Sanders LLP described in Section 6(f), the opinion of Zuckert, Scoutt & Rasenberger, L.L.P. described in Section 6(g) and the opinion of the Groom

Law Group described in Section 6(h) shall be rendered to the Underwriters at the request of the Company, Northwest or the Selling Stockholder, as the case may be, and shall so state therein.

(i)            The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

(j)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut–off date” not earlier than the date hereof.

(k)           The “lockup” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)            The Common Stock shall have been approved for trading on the Nasdaq National Market, subject only to official notice of issuance.

(m)          On or prior to the Closing Date, Northwest shall have made a $50 million capital contribution to the Company, thereby reducing the Company’s obligation under the Promissory Note listed in Schedule III hereto by $50 million, on terms as described in the Prospectus.

(n)           On or prior to the Closing Date, the Company, Pinnacle Airlines and Northwest shall have executed each of the agreements listed as forms of agreements in Schedule III hereto such that the executed versions shall be consistent with the description of such agreements in the Prospectus.

(o)           No Underwriter shall have notice of an adverse claim on the Shares within the meaning of Section 8-102 of the UCC.

(p)           The representations and warranties of the Selling Stockholder and Northwest contained in this Agreement shall be true and correct as of the Closing Date and the Selling Stockholder and Northwest shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The Underwriters shall have received on the Closing Date certificates dated the Closing Date and signed by the Selling Stockholder and Northwest, or by their attorney-in-fact, to the effect set forth above.

(q)           You shall have received such other documents and certificates as are reasonably requested by you or your counsel (i) to evidence the compliance by the

Company, the Selling Stockholder and Northwest with all of their agreements and the satisfaction by the Company, the Selling Stockholder and Northwest of all of the conditions to be performed or satisfied hereunder, or (ii) for the purpose of enabling counsel for the Underwriters to deliver their opinion referred to in Section 6(i) above.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, issuance and sale of the Additional Shares and other matters related to the sale and delivery of the Additional Shares.

7.             Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)            That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the “NASD”) or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement.  Morgan Stanley will notify the Company as to which Participants will need to be so restricted.  The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

8.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and Northwest agree to pay or cause to be paid all expenses incident to the performance of their obligations (including for this purpose the obligations of the Selling Stockholder) under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for [the Selling Stockholder and] Northwest in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8–A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program (which fees and disbursements shall be paid solely by the Company) and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and Northwest may otherwise have for the allocation of such expenses among themselves.

9.             Indemnity and Contribution.  (a)  The Company and Northwest, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           The Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Northwest and the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, Northwest or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Northwest and the Selling Stockholder and all persons, if any, who control Northwest and the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the

Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for Northwest and the Selling Stockholder and such control persons of Northwest and the Selling Stockholder, such firm shall be designated in writing by Northwest.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)           To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties (it being understood that for purposes of this Section 9, any benefit received by the Selling Stockholder or Northwest shall be deemed to have been received by the Company and any benefit received by the Selling Stockholder shall also be deemed to have been received by Northwest) on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, Northwest and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and Northwest on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company, Northwest and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Northwest or the Selling Stockholder on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)            The Company, Northwest, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, Northwest and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, Northwest or the Selling Stockholder or any person controlling the Selling Stockholder or Northwest, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.           Directed Share Program Indemnification.  (a)  (a)       The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 under the Securities Act (the “Morgan Stanley Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Morgan Stanley Entities.

(b)           In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company (the “indemnifying party”) in writing and the indemnifying party, upon request of such Morgan Stanley Entity, shall retain counsel reasonably satisfactory to such Morgan Stanley Entity to represent such Morgan Stanley Entity and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the indemnifying party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and such Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the indemnifying party to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed such Morgan Stanley Entity in accordance with such request prior to the date of such settlement.  The indemnifying party shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)           To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party in lieu of indemnifying such Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by such Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (it being understood that for the purposes of this Section 10, any benefit received by the Selling Stockholder or Northwest shall also be deemed to have been received by the Company) on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the indemnifying party on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Selling Stockholder and Northwest on the one hand and the total underwriting discounts and commissions received by the Morgan

Stanley Entities for the Directed Shares on the other hand, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company (including, for this purpose, any information furnished by the Selling Stockholder or Northwest) or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c).  The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)           The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or any person controlling any Morgan Stanley Entity, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

11.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

12.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one–tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non–defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one–ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one–tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company, the Selling Stockholder and Northwest for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non–defaulting Underwriter, the Company, the Selling Stockholder or Northwest.  In any such case either you or the Company or the Selling Stockholder or Northwest shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one–tenth of the aggregate number of Additional Shares to be purchased, the non–defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non–defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, the Selling Stockholder or Northwest to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Selling Stockholder or Northwest shall be unable to perform its or their obligations under this Agreement, the Company, the Selling Stockholder and Northwest will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out–of–pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

27

15.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

PINNACLE AIRLINES CORP.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, solely in its capacity as trustee of the Northwest Airlines, Inc. Defined Benefit Master Trust

By:
Name:
Title:

NORTHWEST AIRLINES, INC.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Blaylock & Partners, L.P.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities, Inc.
J.P. Morgan Securities Inc.
Blaylock & Partners, L.P.

Total

I-1

SCHEDULE II

Selling Stockholder	Number of Firm Shares To Be Sold
Northwest Airlines, Inc. Defined Benefit Master Trust:
Northwest Airlines Pension Plan for Contract Employees	[ ]
Northwest Airlines Pension Plan for Pilot Employees.	[ ]
Northwest Airlines Pension Plan for Salaried Employees	[ ]

Total	[ ]

II-1

SCHEDULE III

1.             Agreements among Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc.:

(a)           Airline Services Agreement, dated January 14, 2003, effective as of January 1, 2003; and

(b)           Amendment No. 1 to the Airlines Services Agreement, dated as of September 11, 2003;

(c)           Amendment No. 2 to the Airline Services Agreement, dated as of ________, 2003; and

(d)           Revolving Credit Facility Letter Agreement (including Guaranty by Pinnacle Airlines Corp.), dated as of January 14, 2003, the First Amendment thereto dated February 5, 2003 and the Second Amendment thereto dated November __, 2003.

2.             Agreement by Pinnacle Airlines Corp. and Pinnacle Airlines, Inc.:

(a)           $200 Million Promissory Note (including Guaranty by Pinnacle Airlines Corp.) granted to NWA Inc., dated January 14, 2003.

3.             Agreements between Pinnacle Airlines, Inc. and Northwest Airlines, Inc.:

(a)           Form of Sublease Agreement (including Guaranty by Pinnacle Airlines Corp.) dated ________; and Form of First Amendment to Sublease Agreement, to be dated ________;

(b)           Form of Engine Lease Agreement (including Guaranty by Pinnacle Airlines Corp.) dated ________; and Form of First Amendment to Engine Lease Agreement, to be dated ________; and

(c)           Form of Amended and Restated Facilities Use Agreements (DTW, MEM and MSP Facilities) dated ________;

(d)           Form of Amended and Restated Ground Handling Agreement dated ________;

(e)           Form of Amended and Restated Information Technology Services Agreement dated ________;

(f)            Form of Amended and Restated Family Assistance Services Agreement dated ________;

(g)           Form of Amended and Restated Manufacturer Benefits Agreement dated ________;

III-1

(h)           Form of Amended and Restated Preferential Hiring Agreement dated ________;

5.             Agreement among Pinnacle Airlines Corp., Northwest Airlines, Inc., Northwest Airlines Corporation and Aon Fiduciary Counselors, Inc.:

(a)           Omnibus Agreement, dated January 15, 2003, and Amendment thereto dated September 11, 2003.

6.             Other agreements of Pinnacle Airlines, Inc.:

(a)           Management Compensation Agreement with Philip H. Trenary, dated as of January 14, 2003; and

(b)           Management Compensation Agreement with Curtis E. Sawyer, dated as of January 14, 2003.

III-2

SCHEDULE IV

List of Persons Subject to Lockup Agreements

Philip H. Trenary

Curtis E. Sawyer

Douglas W. Shockey

Edgar C. Fell

Robert W. Lowe

Alice G. Pennington

D. Philip Reed, Jr.

Jonathan G. Young

Barry G. Baker

Stephen E. Gorman

Donald J. Breeding

J. Timothy Griffin

Robert A. Peiser

Thomas S. Schreier, Jr.

R. Philip Shannon

Nicholas R. Tomassetti

IV-1

EXHIBIT A

[FORM OF LOCKUP LETTER]

__________, 2003

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

Blaylock & Partners, L.P.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY  10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pinnacle Airlines Corp., a Delaware corporation (the “Company”), State Street Bank and Trust Company (the “Selling Stockholder,” solely in its capacity as trustee of the Northwest Airlines, Inc. Defined Benefit Master Trust holding the assets of the Northwest Airlines Pension Plan for Contract Employees, the Northwest Airlines Pension Plan for Pilot Employees and the Northwest Airlines Pension Plan for Salaried Employees) and Northwest Airlines, Inc., a Minnesota Corporation (“Northwest”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 19,400,000 shares (the “Shares”) of the Common Stock, par value $.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security

A-1

convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1)  during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)  prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, Northwest, the Selling Stockholder and the Underwriters.

Very truly yours,

(Name)

(Address)

A-2

EXHIBIT B

Form of Opinion of Simpson Thacher & Bartlett LLP
Counsel for the Company and Northwest

B1-1